EXHIBIT 99.1

Innovative Eyewear, Inc. Announces Exercise of Warrants

MIAMI, September 3, 2024 -- Innovative Eyewear, Inc. (“Innovative Eyewear” or the “Company”) (Nasdaq: LUCY), the developer of smart eyewear under the Lucyd®, Nautica®, Eddie Bauer® and Reebok® brands, today announced the entry into definitive agreements for the immediate exercise of certain outstanding warrants to purchase an aggregate of 126,699 shares of the Company’s common stock originally issued by the Company on June 26, 2023, each having an original exercise price of $21.00 per share, at a reduced exercise price of $5.00 per share. The closing of the warrant exercise transaction is expected to occur on or about September 4, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form S-1 (File No. 333-272737).

The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $633,495, prior to deducting placement agent fees and offering expenses. The Company expects to use the net proceeds from the transaction for working capital and general corporate purposes.

In consideration for the immediate exercise of the warrants for cash, the Company will issue new unregistered Series A warrants to purchase up to an aggregate of 126,699 shares of common stock and new unregistered Series B warrants to purchase up to an aggregate of 126,699 shares of common stock. The new Series A and Series B warrants will have an exercise price of $5.00 per share. The new Series A warrants will be exercisable immediately and will expire five and one- half years from the date of issuance and the new Series B warrants will be exercisable immediately and will expire eighteen months from the date of issuance.

The new warrants described above are being offered in a private placement and, along with the shares of common stock issuable upon exercise of the new warrants, have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or applicable state securities laws. Accordingly, the new warrants and shares of common stock issuable upon the exercise of the new warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the 1933 Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) as soon as practicable and within 30 days covering the resale of the shares of common stock issuable upon exercise of the new warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Innovative Eyewear, Inc.

Innovative Eyewear is a developer of cutting-edge ChatGPT enabled smart eyewear, under the Lucyd®, Nautica®, Eddie Bauer® and Reebok® brands. True to our mission to Upgrade Your Eyewear®, our Bluetooth audio glasses allow users to stay safely and ergonomically connected to their digital lives and are offered in hundreds of frame and lens combinations to meet the needs of the optical market. To learn more and explore our continuously evolving collection of smart eyewear, please visit www.lucyd.co.

Forward Looking Statements

This press release contains certain forward-looking statements, including but not limited to, those relating to the satisfaction of customary closing conditions, the intended use of proceeds from the offering, the anticipated closing of the offering and the planned launch of the Company’s new product lines. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, market and other conditions, and other factors and risks identified from time to time in the Company’s filings with the SEC, including its annual report on Form 10-K under the caption “Risk Factors” filed with the SEC on March 25, 2024.

Investor Relations Contacts:

Innovative Eyewear, Inc.
Scott Powell
Skyline Corporate Communications Group, LLC
Office: +1 (646) 893-5835
Email: scott@skylineccg.com